Exhibit 10.2.6

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

SUPPLEMENTAL RETIREMENT INCOME PLAN

Effective as of January 1, 1987

As Amended and Restated as of January 1, 1999

As Amended and Restated Effective as of January 1, 2008

TABLE OF CONTENTS

Article I. DEFINITIONS		2

1.01	75 Points	2
1.02	Accrued Basic Retirement Allowance	2
1.03	Actuarial Equivalent	3
1.04	Affiliated Company	3
1.05	Annual Basic Straight Time Compensation	3
1.06	Annual Compensation	3
1.07	Annuity Payment Form	3
1.08	Basic Salary Deferrals	4
1.09	Beneficiary	4
1.10	Benefit	4
1.11	Benefit Commencement Date	4
1.12	Board of Trustees	4
1.13	Cash Balance Account	4
1.14	Cash Balance Formula Participant	4
1.15	Cash Balance Single Sum Payment	5
1.16	Cash Out	5
1.17	CEI Participant	5
1.18	Change of Control	5
1.19	Code	7
1.20	Committee	7
1.21	Company	7
1.22	Company Non Account Plan	7
1.23	Default Payment Form	8
1.24	Deferred Income Plan	8
1.25	Disability	8
1.26	Domestic Partner	8
1.27	Elected Payment Date	8
1.28	Elected Payment Form	8
1.29	Eligible Employee	8
1.30	ERISA	8
1.31	Excess Benefit Portion	9
1.32	Executive Incentive Plan	9
1.33	Incentive Award	9
1.34	Joint and 50% Survivor Annuity	9
1.35	Joint and 75% Survivor Annuity	9
1.36	Joint and 100% Survivor Annuity	9
1.37	Mandatory Deferral Portion	9
1.38	Normal Payment Date	9
1.39	Normal Retirement Date	9
1.40	Participant	10
1.41	Participating Company	10
1.42	Pension Allowance	10
1.43	Payment Form	10
1.44	Plan	10
1.45	Plan Administrator	10
1.46	Plan Year	10

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1.47	Retirement Plan	10
1.48	Section 409A	10
1.49	Select Management Portion	10
1.50	Separation from Service	11
1.51	Single Life Annuity	11
1.52	Specified Employee	11
1.53	Supplemental Salary Deferrals	11
1.54	Surviving Spouse	11
1.55	Traditional Formula Participant	11
1.56	Transition Election	12
1.57	Twelve Year Certain and Life Option	12
1.58	2005 EIP	12
1.59	Years of Accredited Service	12

Article II. PARTICIPATION; AMOUNT AND PAYMENT OF BENEFITS		12

2.01	Participation	12
2.02	Amount of Benefits	13
2.03	Vesting	16
2.04	Payment of Benefits	16
2.05	Death Prior to a Participant’s Payment Date	19
2.06	Reemployment of Former Participant	21
2.07	Additional Benefits	22
2.08	Transfer to Affiliated Company	22
2.09	Payment of De Minimis Amounts	22
2.10	Six-Month Delay in Commencement of Benefits	23

Article III. GENERAL PROVISIONS		24

3.01	Funding	24
3.02	Discontinuance and Amendment	25
3.03	Termination of Plan	25
3.04	Plan Not a Contract of Employment	26
3.05	Facility of Payment	26
3.06	Withholding Taxes	27
3.07	Section 409A	27
3.08	Nonalienation	27
3.09	Assumption of Liabilities	28
3.10	Claims and Review Procedure	28
3.11	Construction	30

Article IV. PLAN ADMINISTRATION		31

4.01	Responsibility for Benefit Determination	31
4.02	Duties of Plan Administrator	31
4.03	Procedure for Payment of Benefits Under the Plan	32
4.04	Additional Participating Companies	32

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CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

SUPPLEMENTAL RETIREMENT INCOME PLAN

PURPOSE

The Con Edison Supplemental Retirement Income Plan was established effective as of January 1, 1987. Effective as of January 1, 1999, the Con Edison Supplemental Retirement Income Plan was amended and restated in its entirety and renamed the Consolidated Edison Company of New York, Inc. Supplemental Retirement Income Plan (the “Plan”). Effective as of January 1, 2008, the Plan was amended and restated to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). No portion of the benefits accrued under this Plan prior to January 1, 2005 shall be “grandfathered” for purposes of Section 409A of the Code.

The purpose of the Plan is to provide those employees participating in The Consolidated Edison Retirement Plan or any successor plan thereto (the “Retirement Plan”) benefits which would have been payable under the Retirement Plan (i) but for the limitations imposed on qualified plans by Code Sections 401(a)(17) and 415 and (ii) if certain portions of Incentive Awards under the Consolidated Edison Company of New York, Inc. Executive Incentive Plan and the 2005 Consolidated Edison Company of New York, Inc. Executive Incentive Plan (as applicable) and Basic and Supplemental Salary Deferrals under the Consolidated Edison Company of New York, Inc. Deferred Income Plan were included in pensionable earnings under the Retirement Plan.

The inclusion of portions of Incentive Awards in pensionable earnings shall be effective as of January 1, 1997, and only with respect to Participants who retire under the Retirement Plan on or after January 1, 1997.

All benefits payable under this Plan, which is intended to constitute both an unfunded excess benefit plan under Section 3(36) of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and a nonqualified, unfunded deferred compensation plan for a select group of management or highly compensated employees under Title I of ERISA, shall be paid out of the general assets of the Company. The Company may establish a trust in order to aid it in providing benefits due under the Plan.

ARTICLE I.

DEFINITIONS

The following terms when capitalized herein shall have the meanings assigned below.

1.01 75 Points shall mean, with respect to a Traditional Formula Participant, when the sum of such Participant’s attained age, plus completed Years of Accredited Service (each rounded to the nearest whole number) equals or exceeds 75 at any time.

1.02 Accrued Basic Retirement Allowance shall mean the Pension Allowance, as determined in accordance with the Retirement Plan; provided, however, that the Accrued Basic Retirement Allowance shall be determined as a single life annuity payable on a Participant’s Normal Retirement Date, regardless of the form of payment of his or her Pension Allowance under the Retirement Plan.

1.03 Actuarial Equivalent shall, for purposes of determining a Benefit under the Plan, be determined using the same actuarial assumptions, adjustments and factors as would be applied under the Retirement Plan for the purpose of determining the actuarial equivalent value of similar benefits under the Retirement Plan as of the date of the Participant’s Separation from Service; provided, however, that (i) the actuarial equivalent factors used to calculate the Twelve-Year Certain and Life Option shall be the actuarial equivalent factors for the Twelve-Year Certain and Life Option applicable to CEI Participants and (ii) for purposes of Section 2.05(a), the actuarial equivalent factors used to calculate death benefits shall be further subject to the actuarial assumptions, adjustments and factors set forth in Annex A hereto.

1.04 Affiliated Company shall mean any company other than the Company which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which also includes as a member the Company; any trade or business under common control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

1.05 Annual Basic Straight Time Compensation shall have the meaning set forth in the Retirement Plan.

1.06 Annual Compensation shall have the meaning set forth in the Retirement Plan.

1.07 Annuity Payment Form shall have the meaning set forth in Section 2.04(e) hereof.

1.08 Basic Salary Deferrals shall mean “Basic Salary Deferrals”, as that term is defined in the Deferred Income Plan.

1.09 Beneficiary shall mean the person designated by a Participant on a beneficiary designation form provided by the Plan Administrator to receive payments under this Plan in the event of the Participant’s death; provided, however, if the Participant fails to make a valid election on such beneficiary designation form, the person determined in accordance with the provisions of the Retirement Plan to receive pension benefits under the Retirement Plan after a Participant’s death, such determination to be made without regard to the provisions of any qualified domestic relations order, as defined in Section 414(p) of the Code, applicable to the Retirement Plan.

1.10 Benefit shall mean, subject to Section 2.03, the benefit payable to a Participant or his Beneficiary under Article II of the Plan.

1.11 Benefit Commencement Date shall mean, unless the Plan expressly provides otherwise, a Participant’s Elected Payment Date or Normal Payment Date, as applicable. The Benefit Commencement Date under the Plan is determined without regard to any delay in payment pursuant to Section 2.10.

1.12 Board of Trustees shall mean the Board of Trustees of Consolidated Edison Company of New York, Inc. or any successor thereto.

1.13 Cash Balance Account shall have the meaning set forth in the Retirement Plan.

1.14 Cash Balance Formula Participant shall mean a Participant who is subject to the Cash Balance Formula under the Retirement Plan.

1.15 Cash Balance Single Sum Payment shall have the meaning set forth in the Retirement Plan.

1.16 Cash Out shall have the meaning set forth in the Retirement Plan.

1.17 CEI Participant shall have the meaning set forth in the Retirement Plan.

1.18 Change of Control shall mean the occurrence of any of the following events:

(a) any Person or Group acquires stock of the Company that, together with stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. However, if any Person or Group is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Group is not considered to cause a Change of Control of the Company. An increase in the percentage of stock owned by any Person or Group as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this subsection. This subsection applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction;

(b) any Person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Group) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company;

(c) a majority of members of the Board of Directors of CEI is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of CEI prior to the date of the appointment or election; or

(d) any Person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Group) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. However, no Change of Control shall be deemed to occur under this subsection (d) as a result of a transfer to:

(i)	A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii)	An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(iii)	A Person or Group that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

(iv)	An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (iii) above.

For these purposes, the term “Person” shall mean an individual, corporation, association, joint stock company, business trust or other similar organization, partnership, limited liability company, joint venture, trust, unincorporated organization or government or agency, instrumentality or political subdivision thereof (but shall not include the Company, any underwriter temporarily holding securities pursuant to an offering of such securities, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting stock of the Company). The term “Group” shall have the meaning set forth in Rule 13d-5 of the Securities Exchange Act of 1934, as amended. If any one Person, or Persons acting as a Group, is considered to effectively control the Company as described in subsections (b) or (c) above, the acquisition of additional control by the same Person or Persons is not considered to cause a Change of Control.

1.19 Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.20 Committee shall mean the Management Development and Compensation Committee of the Board of Trustees.

1.21 Company shall mean Consolidated Edison Company of New York, Inc. or any successor thereto by merger, purchase or otherwise; provided, however, that for purposes of Section 1.18, “Company” shall mean the highest level holding company of Consolidated Edison Company of New York, Inc. (or any successor thereto which continues this Plan) which has publicly traded common stock.

1.22 Company Non Account Plan means any arrangement sponsored by the Company or an Affiliated Company, other than the Plan, that is a “non account balance plan,” as such term is defined under Section 409A.

1.23 Default Payment Form shall mean (i) with respect to a Traditional Formula Participant who has attained 75 Points, the Joint and 50% Survivor Annuity or the Single Life Annuity (as applicable), (ii) with respect to a Traditional Formula Participant who has not attained 75 Points, the Cash-Out Option, and (iii) with respect to a Cash Balance Formula Participant, the Cash Balance Single Sum Payment.

1.24 Deferred Income Plan shall mean the Consolidated Edison Company of New York, Inc. Deferred Income Plan, as amended from time to time.

1.25 Disability shall have the meaning as defined in the Retirement Plan.

1.26 Domestic Partner shall have the meaning set forth in the Retirement Plan.

1.27 Elected Payment Date shall mean the fifteenth day of the next month following the payment date elected by a Participant pursuant to Section 2.04(a).

1.28 Elected Payment Form shall mean the Payment Form elected by a Participant in accordance with Section 2.04(c).

1.29 Eligible Employee shall mean any (A) (i) officer or employee employed by the Company or a Participating Company whose terms and conditions of employment are not subject to a collective bargaining agreement and (ii) who is participating in the Retirement Plan or (B) other officer or employee of the Company or an Affiliated Company designated by the Chief Executive Officer of the Company as eligible to participate in the Plan.

1.30 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.31 Excess Benefit Portion shall mean the portion of the Plan which is intended to constitute an unfunded excess benefit plan under Section 3(36) of Title I of ERISA which provides benefits not otherwise payable under the Retirement Plan due to the limitations imposed by Section 415 of the Code.

1.32 Executive Incentive Plan shall mean the Consolidated Edison Company of New York, Inc. Executive Incentive Plan, as amended from time to time.

1.33 Incentive Award shall mean the “Incentive Award”, as that term is defined in the Executive Incentive Plan or the 2005 EIP, as applicable.

1.34 Joint and 50% Survivor Annuity shall have the meaning set forth in the Retirement Plan.

1.35 Joint and 75% Survivor Annuity shall have the meaning set forth in the Retirement Plan.

1.36 Joint and 100% Survivor Annuity shall have the meaning set forth in the Retirement Plan.

1.37 Mandatory Deferral Portion shall mean the “Mandatory Deferral Portion”, as that term is defined in the Executive Incentive Plan.

1.38 Normal Payment Date shall mean the fifteenth day of the next month following the date of the later of (i) a Participant’s Separation from Service or (ii) a Participant attaining age 55.

1.39 Normal Retirement Date shall have the meaning set forth in the Retirement Plan.

1.40 Participant shall mean an Eligible Employee who is participating in the Plan pursuant to Section 2.01 hereof.

1.41 Participating Company shall mean an Affiliated Company that has adopted this Plan in accordance with Section 4.04 hereof.

1.42 Pension Allowance shall have the meaning set forth in the Retirement Plan.

1.43 Payment Form means the Elected Payment Form or, if no such form is elected by a Participant, the Default Payment Form.

1.44 Plan shall mean this Consolidated Edison Company of New York, Inc. Supplemental Retirement Income Plan, as set forth herein or as amended from time to time.

1.45 Plan Administrator shall mean the individual appointed by the Chief Executive Officer of the Company to administer the Plan, as provided in Article IV.

1.46 Plan Year shall mean the calendar year.

1.47 Retirement Plan shall mean The Consolidated Edison Retirement Plan as amended from time to time.

1.48 Section 409A shall mean Section 409A of the Code and the rulings and regulations promulgated thereunder.

1.49 Select Management Portion shall mean the portion of the Plan, other than the Excess Benefit Portion, which is intended to constitute an unfunded deferred compensation plan for a select group of management or highly compensated employees under Title I of ERISA.

1.50 Separation from Service shall mean a “separation from service” with the Company and all Affiliated Companies, as determined under the default provisions in Treasury Regulation Section 1.409A-1(h), provided that a Participant who is absent from work due to Disability shall incur a Separation from Service at the earlier of (i) the last day of the 29th month of absence from work, or (ii) the date of his recovery from such Disability, but no Separation from Service shall be deemed to have occurred if he returns to active employment upon such recovery, within 29 months of the commencement of the period of his absence from work.

1.51 Single Life Annuity shall mean a Participant’s Benefit payable as an annuity in equal monthly installments over the life of the Participant, commencing as of the Benefit Commencement Date and terminating in the month in which the Participant dies, with no further payments thereafter.

1.52 Specified Employee shall mean an employee of the Company and its Affiliated Companies as determined under the Company’s established methodology for determining “specified employees” under Section 409A on the date on which a Participant incurs a Separation from Service.

1.53 Supplemental Salary Deferrals shall mean “Supplemental Salary Deferrals”, as that term is defined in the Deferred Income Plan.

1.54 Surviving Spouse shall have the meaning set forth in the Retirement Plan applicable to CECONY participants.

1.55 Traditional Formula Participant shall mean a Participant who is subject to the “Final Average Salary” or “Total Salary” formula under the Retirement Plan.

1.56 Transition Election shall mean the elections made by a Participant prior to January 1, 2009 in accordance with the provisions of Notices 2005-1, 2006-79 and 2007-86 promulgated by the U.S. Treasury Department and the Internal Revenue Service and the Treasury Regulations under Section 409A.

1.57 Twelve Year Certain and Life Option shall have the meaning set forth in the Retirement Plan applicable to CEI Participants.

1.58 2005 EIP shall mean the Consolidated Edison Company of New York, Inc. 2005 Executive Incentive Plan, as amended from time to time.

1.59 Years of Accredited Service shall have the meaning set forth in the Retirement Plan.

ARTICLE II.

PARTICIPATION; AMOUNT AND PAYMENT OF BENEFITS

2.01	Participation

(a) An Eligible Employee shall participate in the Excess Benefit Portion of the Plan, provided such Eligible Employee’s pension benefit under the Retirement Plan on the date of his or her Separation from Service exceeds the limitations imposed by Code Section 415(b).

(b) An Eligible Employee shall participate in the Select Management Portion of the Plan, provided (i) such Eligible Employee’s pension benefit under the Retirement Plan on the date of his or her Separation from Service is limited by reason of the Code Section 401(a)(17), (ii) such Eligible Employee is awarded an Incentive Award under the Executive Incentive Plan or the 2005 EIP (as applicable), (iii) such Eligible Employee has made a Basic Salary Deferral or a Supplemental Salary Deferral under the Deferred Income Plan, or (iv) such Eligible Employee meets any other terms and conditions for participation specified by the Chief Executive Officer of the Company.

(c) Participation in the Plan shall terminate upon the Participant’s death or, subject to Section 2.08, upon a Separation from Service with the Company and Affiliated Companies, unless a benefit is payable under the Plan with respect to the Participant or the Participant’s Beneficiary under the provisions of this Article II.

2.02	Amount of Benefits

Subject to this Article II, and prior to adjustment in accordance with Section 2.04, the amount of a Participant’s Benefit as of his Benefit Commencement Date, shall, subject to Section 2.08, be a monthly payment for the life of the Participant and shall equal the excess, if any, of (a) minus (b), as calculated as of his Separation from Service and as determined below. In both Sections 2.02(a) and (b), the Participant’s Benefit shall be determined prior to any offsets under the Retirement Plan for duplicate plan coverage.

(a) The monthly Accrued Basic Retirement Allowance which would have been payable under the Retirement Plan, in the form of an annuity for the life of the Participant beginning on the Participant’s Benefit Commencement Date, and determined:

(i)	without regard to the provisions of Code Section 415 relating to the maximum limitation on benefits;

(ii)	without regard to the limitation on compensation set forth in Code Section 401(a)(17); and

(iii)	as if the definition of “compensation” (or term of similar import) used for purposes of determining an Eligible Employee’s pension benefit under the Retirement Plan included any Basic Salary Deferrals or Supplemental Salary Deferrals under the Deferred Income Plan and any Incentive Award credited on the Participant’s behalf under the Executive Incentive Plan or the 2005 EIP (as applicable); provided, however, that:

(A) if any portion of the Mandatory Deferral Portion of any Incentive Award credited on the Participant’s behalf under the Executive Incentive Plan or 2005 EIP has been forfeited pursuant to the provisions of the Executive Incentive Plan or 2005 EIP (as applicable), such forfeited amount shall not be included;

(B) where Incentive Awards shall be included in determining average compensation, the number of Incentive Awards recognized shall not exceed the averaging period (expressed in whole years); and

(C) with respect to a Participant who is entitled to a deferred pension benefit under the Retirement Plan due to termination of active employment because of Disability, the Participant’s compensation for any period after such termination, but prior to his Separation from Service, shall be determined as if his or her Annual Basic Straight Time Compensation on the date of his or her termination of active employment was his or her Annual Compensation for such period; over

(b) the monthly Accrued Basic Retirement Allowance which would have been payable beginning on the Participant’s Benefit Commencement Date in the form of an annuity for the life of the Participant under the Retirement Plan, without regard to any accruals under the Retirement Plan because of a Disability if such accruals relate to any period after which a Participant incurs a Separation from Service.

The determination under Sections 2.02(a) and (b) shall be made as of the Participant’s Benefit Commencement Date, with any adjustment for commencement before or after the Participant’s Normal Retirement Date made using the applicable actuarial adjustment factors under the Retirement Plan.

(c) If, after a Participant’s Benefit Commencement Date, amendments to the Code or ERISA permit the Retirement Plan to provide for payment of the Participant’s pension benefit in an amount greater than that permissible on his Benefit Commencement Date, the Participant’s monthly Benefit, if any, under this Plan shall be reduced by the portion of the Participant’s monthly pension benefit thereafter paid from the Retirement Plan in a manner consistent with Section 409A.

(d) All Benefits under this Plan that are payable to a Traditional Formula Participant or to the Surviving Spouse of a Traditional Formula Participant in an Annuity Payment Form for the month of April in a calendar year, or that would have been payable but for the delay in payment pursuant to Section 2.10, and with respect to which the Benefit Commencement Date was prior to December 31 of the prior calendar year, shall be eligible for a cost-of-living adjustment as follows, in a manner consistent with Section 409A. In the case of a Benefit payable to a Surviving Spouse of a Traditional Formula Participant in an Annuity Payment Form, the Surviving Spouse Benefit shall be deemed to have commenced payment on the earlier of the (i) date that the Surviving Spouse’s Benefit commenced to be paid or (ii) Participant’s Benefit Commencement Date. Such adjustment shall be payable for the month of April in such calendar year and for each month thereafter, until further changed or terminated in accordance with provisions of this Plan. Each annual adjustment shall equal 75% of the percentage increase, rounded to the nearest 1/10 of one percent (0.001), in the Consumer Price Index, All Urban

Consumers – US City Average (“CPI-U”), as published by the United States Department of Labor for the preceding December over such Index for the next-preceding December and shall be applied to the amount that otherwise would have been payable to the Participant or Surviving Spouse, as applicable, for April of the calendar year in which the adjustment is made; provided, however, that such adjustment shall not exceed 3% or be less than 0% of the eligible monthly Benefit. If at any time such Index is revised or discontinued, the Plan Administrator may, in its discretion, substitute such other index, device, or other form of measurement as it determines to be appropriate.

2.03	Vesting

Subject to the reduction in a Participant’s Benefit payable under this Plan (due to the forfeiture of any portion of the Mandatory Deferral Portion of any Incentive Award credited on the Participant’s behalf under the Executive Incentive Plan or 2005 EIP, as set forth in Section 2.02(a)(iii)(A)), a Participant shall be vested in, and have a nonforfeitable right to, his or her Benefit to the same extent as the Participant is vested in his or her “Accrued Pension” under the Retirement Plan (as such term is defined in the Retirement Plan).

2.04	Payment of Benefits

(a) Election Timing; Participants Who Accrue a Benefit Prior to January 1, 2009. Subject to Section 2.04(b), an Eligible Employee who first becomes a Participant prior to January 1, 2009, and an employee who is hired prior to December 15, 2008 who is deemed to be an Eligible Employee under this Plan (the “2008 New Executives”), shall make, no later than December 31, 2008, a Transition Election to elect the date that payment of his or her Benefit shall be made or shall commence (the “Elected Payment Date”); provided, however, that an election made in 2008 shall apply solely to the amount that would not otherwise be payable to a Participant in 2008 and shall not cause any amounts to be paid to him or her in 2008 that would not otherwise be payable in 2008.

(b) Payment Date for Participants Who Accrue a Benefit Prior to January 1, 2009. An Eligible Employee who first becomes a Participant and accrues a Benefit under the Plan prior to January 1, 2009 shall receive or commence receiving payment of his or her Benefit on the Participant’s applicable Normal Payment Date, unless the Participant specifies an Elected Payment Date in accordance with Section 2.04(a).

(c) Payment Forms for Participants Who Accrue a Benefit Prior to January 1, 2009. An Eligible Employee who first becomes a Participant and accrues a Benefit under this Plan prior to January 1, 2009, and makes a Transition Election in accordance with Section 2.04(a), may elect an Elected Payment Form as follows:

(i)	With respect to a Traditional Formula Participant who has not attained 75 Points, such Participant shall only be permitted to elect (A) a Cash Out, or (B) a Joint and 50% Survivor Annuity or a Single Life Annuity (as applicable); provided, however, that upon the date that a Traditional Formula Participant attains 75 Points, he or she shall no longer be entitled to receive a Cash Out and instead shall be entitled to receive the Default Payment Form (as applicable).

(ii)	With respect to a Traditional Formula Participant who has attained 75 Points, such Participant shall only be entitled to receive his or her Benefit in a Joint and 50% Survivor Annuity or a Single Life Annuity (as applicable).

(iii)	With respect to a Cash Balance Formula Participant, such Participant shall only be permitted to elect (A) a Cash Balance Single Sum Payment, or (B) a Joint and 50% Survivor Annuity or a Single Life Annuity (as applicable);

provided, that, in each case, such Participant may modify his or her Elected Payment Form in accordance with Section 2.04(e).

The Elected Payment Form may be different than the form of payment elected by the Participant under the Retirement Plan. If a Participant does not specify an Elected Payment Form, such Participant’s Benefit shall be paid in the Default Payment Form. A Participant may only elect one payment form for his or her Benefit.

(d) Payment Date and Payment Form for Participants Who First Accrue a Benefit on or after January 1, 2009. A Participant who first accrues a Benefit under the Plan on or after January 1, 2009 (other than a 2008 New Executive), shall receive his or her Benefit on the Normal Payment Date and in the Default Payment Form; provided, however, that such Participant may be permitted to modify his or her Payment Form in accordance with Section 2.04(e). Such Participant shall not be permitted to elect an Elected Payment Date or an Elected Payment Form.

(e) Modifying a Payment Form. A Participant who elects or is entitled to receive his or her Benefit in a Single Life Annuity, Twelve-Year Certain and Life Option or a 50, 75 or 100% Joint and Survivor Annuity (an “Annuity Payment Form”) may, during the 30-day period prior to his or her Separation from Service, elect to have his or her Benefit paid in another Annuity Payment Form that is the Actuarial Equivalent of the original Payment Form applicable to the Participant. Notwithstanding the foregoing, a

Participant who has made an election pursuant to Section 2.04(c)(iii) to have his or her Benefit paid in the form of a Cash Balance Single Sum Payment, or is subject to a Default Payment Form in either a Cash Balance Single Sum Payment or a Cash Out, shall not be permitted to change his or her Payment Form.

2.05	Death Prior to a Participant’s Payment Date

(a) If a Traditional Formula Participant who is entitled to a vested pension benefit under the Retirement Plan dies (i) while he or she is actively employed by the Company and has a Surviving Spouse or Domestic Partner on the date of his or her death or (ii) after incurring a Separation from Service with entitlement to a Benefit under the Plan, but prior to the Participant’s Benefit Commencement Date, such Participant’s Surviving Spouse, Domestic Partner or Beneficiary (as applicable) shall be entitled to receive the following Benefit:

(A) If on the date of a Traditional Formula Participant’s death he or she has attained 75 Points and (x) is actively employed by the Company and (y) has a Surviving Spouse or Domestic Partner on the date of his or her death, his or her Surviving Spouse or Domestic Partner shall be entitled to receive a Single Life Annuity commencing on the fifteenth day of the month following the month of the Participant’s death. The amount of the Single Life Annuity payable hereunder shall be the Actuarial Equivalent of 50% of the Benefit that the Participant would have received under this Plan at his or her Benefit Commencement Date, if he or she had incurred a Separation from Service on the date of his or her death and survived until such Benefit Commencement Date.

(B) If on the date of a Traditional Formula Participant’s death he or she has not attained 75 Points and (x) is actively employed by the Company and (y) has a Surviving Spouse or Domestic Partner on the date of his or her death, his or her Surviving Spouse or Domestic Partner shall be entitled to receive a lump sum payment within 60 days following the Participant’s date of death. The amount of the lump sum payment to such Surviving Spouse or Domestic Partner shall be the Actuarial Equivalent of 50% of the Cash Out that the Participant would have received under this Plan at his or her Benefit Commencement Date, if he or she had incurred a Separation from Service on the date of his or her death and survived until such Benefit Commencement Date.

(C) Notwithstanding anything in clauses (A) or (B) to the contrary, if a Traditional Formula Participant’s death occurs (x) within 30 days of electing the date of his or her termination of employment with the Company (pursuant to such procedures established by the Plan Administrator from time to time); or (y) after incurring a Separation from Service with entitlement to a Benefit under the Plan, but prior to the Participant’s Benefit Commencement Date, such Participant’s Surviving Spouse, Domestic Partner or Beneficiary (as applicable) shall be entitled to receive a benefit equal to the Actuarial Equivalent of the survivor benefit payable pursuant to such Participant’s Payment Form, determined as if the Participant had incurred a Separation from Service on the date of his or her death and survived until his or her Benefit Commencement Date; provided, however, that in the case of a Traditional Formula Participant who has not attained 75 Points and has elected a Cash Out, his or her Beneficiary shall be entitled to receive a lump sum payment within 60 days following the Participant’s date of death in an amount equal to the Actuarial Equivalent of 50% of the Cash Out that such Participant would have received under this Plan at his or her Benefit Commencement Date, if he or she had incurred a Separation from Service on the date of his or her death and survived until such Benefit Commencement Date.

(b) If a Cash Balance Formula Participant entitled to a vested pension benefit under the Retirement Plan dies at any time prior to such Participant’s Elected Payment Date or Normal Payment Date (as applicable), the Participant’s Beneficiary shall be entitled to receive a lump sum payment equal to his or her Cash Balance Account under this Plan on the date of his or her death within 60 days following the date of death.

2.06	Reemployment of Former Participant

Notwithstanding the provisions of Section 2.04, if a Participant who incurred a Separation from Service is reemployed by the Company or an Affiliated Company or otherwise becomes a Participant, any payment of the Benefit shall cease. Such Participant shall not be entitled to make an election under Sections 2.04(a) or 2.04(b). Upon the Participant’s subsequent Separation from Service (for any reason), the Participant’s Benefit shall be recomputed and any Benefit then payable hereunder shall be reduced, but not below zero, by a benefit of Actuarial Equivalent value (as determined in compliance with Section 409A) to any Benefit previously paid under the Plan and any Benefit hereunder (including any additional Benefit accrued under the Plan by such Participant) shall be paid on the Normal Payment Date and in the Default Payment Form. In the event such Participant did not incur a Separation from Service, any additional Benefit accrued by the Participant shall be distributed on the Payment Date and in the Payment Form applicable to the Benefit previously accrued by the Participant.

2.07	Additional Benefits

The Chief Executive Officer of the Company may authorize such other benefits for any Eligible Employee, or class of Eligible Employees, as he or she deems advisable, including, but not limited to, accelerated vesting, increasing age for retirement purposes, and crediting additional service to the extent such action does not violate the requirements of Section 409A; provided, however, that no such additional benefits shall result in a change to an Eligible Employee’s Payment Form or Payment Date.

2.08	Transfer to Affiliated Company

If a Participant’s employment with the Company is transferred to an Affiliated Company that is a Participating Company, he or she shall continue to accrue additional Benefits in accordance with the terms of this Plan in effect on the date of such transfer. If a Participant’s employment with the Company is transferred to an Affiliated Company that has not adopted this Plan and, as a result of such transfer, such Participant is no longer an Eligible Employee, he or she shall no longer accrue any additional Benefits under this Plan effective as of the date of such transfer.

2.09	Payment of De Minimis Amounts

Notwithstanding a Participant’s Payment Form, the Company shall make a lump sum distribution to the Participant of any de minimis Benefit amounts as follows:

(i)

If a Traditional Formula Participant has not attained 75 Points on the date of his or her Separation from Service and has a Benefit under the Plan with an Actuarial Equivalent value which, when aggregated with the accrued benefit subject to Section 409A under each other Company Non Account Plan in which the Participant participates does not exceed the dollar limit set forth in Section 402(g) of the Code on the date of such

Separation from Service, the Company shall pay such Benefit to the Participant in a lump sum payment on the last business day of the calendar month following the calendar month in which the Separation from Service occurs; or

(ii)	If a Cash Balance Formula Participant incurs a Separation from Service and has a Benefit under the Plan with an Actuarial Equivalent value which, when aggregated with the accrued benefit subject to Section 409A under each other Company Non Account Plan in which the Participant participates, does not exceed the dollar limit set forth in Section 402(g) of the Code on the date of such Separation from Service, the Company shall pay such Benefit to the Participant in a lump sum payment on the last business day of the calendar month following the calendar month in which the Separation from Service occurs.

2.10	Six-Month Delay in Commencement of Benefits

Notwithstanding Sections 2.04 and 2.09, if at the time of a Participant’s Separation from Service, such Participant is a Specified Employee, any payment hereunder during the period beginning on the date of the Participant’s Separation from Service and ending on the six-month anniversary of such date (the “Delayed Payment Amount”) shall be delayed and not paid to the Participant until the fifteenth day of the next month following such six-month anniversary date, at which time such delayed amounts shall be paid to the Participant in a lump sum. If a Participant dies on or after the date of the Participant’s Separation from Service and prior to payment of the Delayed Payment Amount, any amount delayed pursuant to this Section 2.10 shall be paid to the Participant’s joint annuitant (if the Payment Form elected by the Participant is a joint annuity) or, if there is no joint annuitant, the Participant’s Beneficiary, as applicable, within 60 days following the date of such Participant’s death.

ARTICLE III.

GENERAL PROVISIONS

3.01	Funding

(a) All amounts payable in accordance with this Plan shall constitute a general unsecured obligation of the Company. Such amounts, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Company to the extent not paid from the assets of any trust established pursuant to paragraph (b) below.

(b) The Company may establish a grantor trust for the benefit of Participants in the Plan. Notwithstanding the foregoing sentence, the Company shall, if not already existing upon a Change of Control, within 30 days subsequent to the Change of Control establish a grantor trust for the benefit of the Participants and fund such trust at a level at least equal to the value of the liabilities of the Plan as of the day before the Change of Control occurred. The assets placed in the trust shall be held separate and apart from other Company funds and shall be used for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions:

(i)	the creation of the trust shall not cause the Plan to be other than “unfunded” for purposes of Title I of ERISA;

(ii)	the Company shall be treated as “grantor” of the trust for purposes of Section 677 of the Code;

(iii)	the agreement of the trust shall provide that its assets may be used upon the insolvency or bankruptcy of the Company to satisfy claims of the Company’s general creditors and that the rights of such general creditors are enforceable by them under federal and state law; and

(iv)	the establishment, operation and funding of the trust shall comply with applicable law, including, without limitation, Section 409A.

3.02	Discontinuance and Amendment

The Company reserves the right, by action of the Board of Trustees, to discontinue benefit accruals under the Plan at any time; and further reserves the right, by action of the Board of Trustees or the Plan Administrator, to modify or amend the Plan, in whole or in part, at any time. However, except to the extent permitted under Section 3.07 hereof, no modification, amendment, or discontinuance shall adversely affect the right of any Participant to receive the benefits credited on his behalf under the Plan as of the date of such modification, amendment or discontinuance, and no modification or amendment by action of the Plan Administrator shall have a material effect on the benefits payable under the Plan. Notwithstanding the foregoing, following any amendment and except as provided in Article II with respect to lump sum payments hereunder, Benefits under this Plan may be adjusted as required to take into account the amount of pension benefits payable under the Retirement Plan after the application of the limitations referred to in Section 2.02 hereof.

3.03	Termination of Plan

The Company reserves the right, by action of the Board of Trustees, to terminate the Plan at any time; provided, however, that no termination shall be effective retroactively. As of the effective date of termination of the Plan:

(a) The benefits of any Participant, Surviving Spouse, Domestic Partner or Beneficiary whose benefit payments have commenced shall continue to be paid, but only to the extent such benefits are not otherwise payable under the Retirement Plan because of the limitations referred to in Section 2.02(a)(i) or (ii); and

(b) no further benefits shall accrue on behalf of any Participant whose benefits have not commenced, and such Participant and the Participant’s Surviving Spouse, Domestic Partner or Beneficiary shall retain the right to benefits hereunder, provided that on or after the effective date of termination the Participant is vested under the Retirement Plan. All other provisions of this Plan shall remain in effect.

3.04	Plan Not a Contract of Employment

This Plan is not a contract of employment, and the terms of employment of any Participant shall not be affected in any way by this Plan or related instruments, except as specifically provided therein. The establishment of this Plan shall not be construed as conferring any legal rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any person and to treat such person without regard to the effect which such treatment might have upon such person under this Plan. Each Participant and all persons who may have or claim any right by reason of the Participant’s participation in this Plan shall be bound by the terms of this Plan and all agreements entered into pursuant thereto.

3.05	Facility of Payment

In the event that the Plan Administrator shall find that a Participant is unable to care for such Participant’s affairs because of illness or accident or because he or she is a minor or has died, the Plan Administrator may, unless a claim shall have been made therefor by a duly appointed legal representative, direct that any benefit payment due the Participant, to the extent not payable from a grantor trust, be paid on the Participant’s behalf to the Participant’s spouse, a child, a parent or other blood relative, or to a person with whom the Participant resides or a legal guardian, and any such payment so made shall be a complete discharge of the liabilities of the Company and the Plan therefor.

3.06	Withholding Taxes

The Company and any Participating Company shall have the right to deduct from each payment to be made under the Plan any required withholding taxes.

3.07	Section 409A

This Plan is intended to satisfy the applicable requirements of Section 409A and shall be operated and interpreted consistent with such intent. If the Plan Administrator determines, in good faith, that any provision of this Plan does not satisfy such requirements or could otherwise cause any person to recognize additional taxes, penalties or interest under Section 409A, the Plan Administrator shall modify, to the maximum extent practicable, the original intent of the applicable provision without violation of the requirements of Section 409A (“Section 409A Compliance”), and, notwithstanding any provision herein to the contrary, the Plan Administrator shall have broad authority to amend or to modify the Plan, without advance notice to or consent by any person, to the extent necessary or desirable to ensure Section 409A Compliance. In no event shall the Company have any liability or obligation with respect to any taxes, penalties or interest for which a Participant may become liable as a result of the application of Section 409A. Any determinations by the Plan Administrator shall be final and binding on all parties.

3.08	Nonalienation

Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefits.

3.09	Assumption of Liabilities

Notwithstanding any Plan provision to the contrary, at the sole discretion and direction of the Board of Trustees, the Plan may assume liabilities with respect to benefits accrued by a Participant under a plan maintained by such Participant’s former employer, and upon such assumption such liabilities shall become the obligation of the Company.

3.10	Claims and Review Procedure

(a) Applications for benefits and inquiries concerning the Plan (or concerning present or future rights to benefits under the Plan) must be submitted in writing to the Plan Administrator. An application for benefits must be submitted and signed by the Participant or, in the case of a benefit payable after his or her death, by his or her Beneficiary, or a duly authorized legal representative.

(b) In the event that an application for benefits is denied in whole or in part, the Plan Administrator shall notify the applicant in writing of the denial and of the right to review the denial. The written notice will set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the provisions of the Plan on which the denial is based, a description of any information or material necessary for the applicant to perfect the application, an explanation of why the material is necessary, and an explanation of the review procedure under the Plan. The written notice from the Plan Administrator shall be given to the applicant within a reasonable period of time, not more than 90 days, after the Plan Administrator received the initial application, unless special circumstances require further time for processing and the applicant is advised of the need and reason for the extension within the first 90-day period. The applicant will also be informed of the date by which the Plan Administrator expects to render the decision. In no event shall the initial decision be given more than 180 days after the Plan Administrator received the application. The Plan Administrator has the authority to act with respect to any appeal from a denial of benefits or a determination of benefit rights.

(c) An applicant whose application for benefits was denied in whole or part, or the applicant’s duly authorized representative, may appeal the denial by submitting to the Plan Administrator a request for a review of the application within 60 days after receiving written notice of the denial from the Plan Administrator. The Plan Administrator shall give the applicant or his or her representative an opportunity to review pertinent materials, other than legally privileged documents, in preparing the request for a review. The request for a review must be in writing and addressed to the Plan Administrator. The request for a review shall set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant deems pertinent. The Plan Administrator may require the applicant to submit such additional facts, documents or other materials as it may deem necessary or appropriate in making its review.

(d) The Plan Administrator shall act on each request for a review within 60 days after receipt, unless special circumstances require further time for processing by the Plan Administrator and the applicant is advised of the need and reason for the extension. In no event will the decision on review be rendered more than 120 days after the Plan Administrator received the request for a review. The Plan Administrator shall give prompt written notice of its decision to the applicant. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the specific reasons for the decision and specific references to the provisions of the Plan on which the decision is based.

(e) The Plan Administrator has discretionary authority to administer the plan, including interpreting the terms, determining eligibility for, entitlement to and amount of benefits under the Plan, determining any facts and resolving any questions relevant to administration of the Plan and remedying and correcting any ambiguities, inconsistencies or omissions in the Plan. Any action taken by the Plan Administrator pursuant to such discretionary authority shall be conclusive and binding on all Participants, Beneficiaries and others. The Plan Administrator shall adopt such rules, procedures and interpretations of the Plan as deemed necessary or appropriate in carrying out the Plan Administrator responsibilities under this Section.

(f) No legal action for benefits under the Plan may be brought unless and until the claimant has submitted a written application for benefits in accordance with paragraph (a); has been notified by the Plan Administrator that the application is denied has filed a written request for a review of the application in accordance with paragraph (c); and has been notified in writing that the Plan Administrator has affirmed the denial of the application; provided, however, that legal action may be brought after the Plan Administrator has failed to take any action on the claim within the time prescribed by paragraphs (b) and (d) above.

3.11	Construction

(a) The Plan is intended to constitute both an excess benefit arrangement and an unfunded deferred compensation arrangement maintained for a select group of management or highly-compensated employees within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA, and all rights under this Plan shall be governed by ERISA. Subject to the preceding sentence, the Plan shall be construed, regulated and administered under the laws of the State of New York, to the extent such laws are not superseded by applicable federal law.

(b) The illegality of any particular provision of this document shall not affect the other provisions and the document shall be construed in all respects as if such invalid provision were omitted.

(c) The headings and subheadings in the Plan have been inserted for convenience of reference only, and are to be ignored in any construction of the provisions thereof.

ARTICLE IV.

PLAN ADMINISTRATION

4.01	Responsibility for Benefit Determination

The Benefit of a Participant, Surviving Spouse, Domestic Partner or Beneficiary under this Plan shall be determined either by the Plan Administrator, as provided in Section 4.02 below.

4.02	Duties of Plan Administrator

The Plan Administrator shall calculate, in accordance with Article II, the Benefit of each Participant, Surviving Spouse, Domestic Partner or Beneficiary under the Plan. To the extent a Participant’s Surviving Spouse, Domestic Partner or Beneficiary’s Benefit is payable from the Plan, the Plan Administrator shall have full discretionary authority to make factual and legal determinations, resolve any question which shall arise under the Plan as to any person’s eligibility for benefits, the calculation of benefits, the form, commencement date, frequency, duration of payment, or the identity of the Beneficiary. Such question shall be resolved by the Plan Administrator under rules uniformly applicable to all person(s) or employee(s) similarly situated.

4.03	Procedure for Payment of Benefits Under the Plan

With respect to any Benefit to which a Participant, Surviving Spouse, Domestic Partner or Beneficiary is entitled under this Plan, the Plan Administrator (a) shall direct the commencement of payments of Benefits hereunder in accordance with the applicable procedures established by the Company and/or the Plan Administrator regarding the disbursement of amounts from the general funds of the Company and (b) shall arrange, in conjunction with any other applicable excess benefit plan, for the payment of Benefits under this Plan and/or any other applicable excess benefit plan.

4.04	Additional Participating Companies

With the consent of the Plan Administrator, an Affiliated Company may adopt the Plan. Upon the effective time of the adoption of the Plan, the Affiliated Company shall be a Participating Company and shall be subject to the terms and conditions of the Plans. A Participating Company may terminate participation in the Plan with the consent of the Plan Administrator for some or all of its employees. .

Annex A

Actuarial Equivalent Factors for Death Benefits

Age	Factor
40	0.288674
41	0.312297
42	0.338002
43	0.365993
44	0.396502
45	0.429784
46	0.466125
47	0.505847
48	0.549309
49	0.596918
50	0.649128
51	0.706457
52	0.769492
53	0.838901
54	0.915445
55	1.000000

Note:

Interpolate between whole ages.

Based on 1983 Group Annuity Mortality Table (50% male/50% female blend)

and an interest rate of 7.50%.

A-1